EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 16, 2007, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Amended Annual Report of Toreador Resources Corporation on Form 10-K/A for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Toreador Resources Corporation on Forms S-8 (File No. 333-88475, effective October 5, 1999, File No. 333-39309, effective November 3, 1997, File No. 333-14145, effective October 15, 1996, File No. 333-53632, effective January 12, 2001, File No. 333-99959, effective September 20, 2002, File No. 333-125050, effective May 19, 2005 and File No. 333-134144, effective May 15, 2006) and on Forms S-3 (File No. 333-52522, effective January 19, 2001, File No. 333-65720, effective July 30, 2001, File No. 333-118376, effective August 31, 2004, File No. 333-118377, effective August 31, 2004 and File No. 333-129628, effective November 30, 2005).

/s/ GRANT THORNTON LLP
Houston, Texas
July 23, 2007